NEWS RELEASE
W. R. Berkley Corporation 475 Steamboat Road Greenwich, Connecticut 06830 (203) 629-3000

FOR IMMEDIATE RELEASE     CONTACT:    Karen A. Horvath
Vice President - External
Financial Communications
(203) 629-3000

W. R. Berkley Corporation Reports Second Quarter Results
Return on Equity of 20.0% and Operating Return on Equity of 22.4%; Record Quarterly Net Investment Income of $372 Million

Greenwich, CT, July 22 , 2024 - W. R. Berkley Corporation (NYSE: WRB) today reported its second quarter 2024 results.
Summary Financial Data
(Amounts in thousands, except per share data)

	Second Quarter		Six Months
	2024	2023	2024	2023

Gross premiums written	$3,717,772	$3,336,773	$7,080,528	$6,386,091
Net premiums written	3,126,779	2,811,515	5,978,070	5,386,339

Net income to common stockholders	371,909	356,308	814,380	650,434
Net income per diluted share (1)	0.92	0.87	2.01	1.58

Operating income (2)	418,114	310,862	841,344	586,531
Operating income per diluted share (1)	1.04	0.76	2.08	1.42

Return on equity (3)	20.0%	21.1%	21.8%	19.3%
Operating return on equity (2) (3)	22.4%	18.4%	22.6%	17.4%

(1)The 2024 per share amounts have been adjusted to reflect the 3-for-2 common stock split effected on July 10, 2024, and the 2023 per share amounts were restated for comparative purposes to reflect such common stock split.
(2)Operating income is a non-GAAP financial measure defined by the Company as net income excluding after-tax net investment gains (losses) and related expenses.
(3)Return on equity and operating return on equity represent net income and operating income, respectively, expressed on an annualized basis as a percentage of beginning of year common stockholders’ equity.

W. R. Berkley Corporation        2

Second quarter highlights included:
•Return on equity and operating return on equity of 20.0% and 22.4%, respectively.
•Net investment income grew 51.8% to a record $372.1 million.
•Record net premiums written grew 11.2% to $3.1 billion.
•The current accident year combined ratio before catastrophe losses of 3.2 loss ratio points was 88.0%, and the reported combined ratio was 91.1%.
•Average rate increase excluding workers' compensation were approximately 8.3%.
•Book value per share grew 4.7%, before dividends and share repurchases.
•Total capital returned to shareholders was $381.3 million, consisting of $223.8 million of share repurchases, $127.0 million of special dividends and $30.5 million of regular dividends.
•Operating cash flow increased 24.4% to $881.3 million.

The Company commented:
Continued strong underwriting and investment income drove our 20.0% annualized return on beginning of year common stockholders’ equity in the second quarter.
Market conditions remained favorable in many areas of our business, fueling growth in net premiums written of 11.2%. Our combined ratio was 91.1% inclusive of 3.2 loss ratio points of catastrophe losses.
Net investment income increased 51.8% over the prior year second quarter, driven by an increase in fixed-maturity income from a growing portfolio with higher yields. We anticipate that the Company’s new money rate will remain higher than the current yield of our fixed-maturity securities for the foreseeable future. Coupled with our increasing investment portfolio from continuing record cash flow, we remain well-positioned for further investment income growth.
Our decentralized structure and consistent focus on long-term risk-adjusted return allow us to effectively operate in a rapidly-changing environment. We continue to believe that expertise matters in both underwriting and investing. The Company expects to continue to deliver outstanding returns to our shareholders for the remainder of 2024 and beyond.

W. R. Berkley Corporation        3
Webcast Conference Call
    The Company will hold its quarterly conference call with analysts and investors to discuss its earnings and other information on July 22, 2024, at 5:00 p.m. eastern time. The conference call will be webcast live on the Company's website at https://ir.berkley.com/events-and-presentations/default.aspx. Please log on early to register. A replay of the webcast will be available on the Company's website approximately two hours after the end of the conference call. Additional financial information can be found on the Company's website at https://ir.berkley.com/investor-relations/financial-information/quarterly-results/default.aspx.
About W. R. Berkley Corporation
    Founded in 1967, W. R. Berkley Corporation is an insurance holding company that is among the largest commercial lines writers in the United States and operates worldwide in two segments of the property casualty business: Insurance and Reinsurance & Monoline Excess.

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Forward Looking Information

This is a “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including statements related to our outlook for the industry and for our performance for the year 2024 and beyond, are based upon the Company’s historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. They are subject to various risks and uncertainties, including but not limited to: the cyclical nature of the property casualty industry; the impact of significant competition, including new entrants to the industry; the long-tail and potentially volatile nature of the insurance and reinsurance business; product demand and pricing; claims development and the process of estimating reserves; investment risks, including those of our portfolio of fixed maturity securities and investments in equity securities, including investments in financial institutions, municipal bonds, mortgage-backed securities, loans receivable, investment funds, including real estate, merger arbitrage, energy related and private equity investments; the effects of emerging claim and coverage issues; the uncertain nature of damage theories and loss amounts, including claims for cyber security-related risks; natural and man-made catastrophic losses, including as a result of terrorist activities; the ongoing effects of the COVID-19 pandemic, or other epidemics and pandemics; the impact of climate change, which may alter the frequency and increase the severity of catastrophe events; general economic and market activities, including inflation, interest rates, and volatility in the credit and capital markets; the impact of the conditions in the financial markets and the global economy, and the potential effect of legislative, regulatory, accounting or other initiatives taken in response to such conditions, on our results and financial condition; foreign currency and political risks relating to our international operations; our ability to attract and retain key personnel and qualified employees; continued availability of capital and financing; the success of our new ventures or acquisitions and the availability of other opportunities; the availability of reinsurance; our retention under the Terrorism Risk Insurance Program Reauthorization Act of 2019; the ability or willingness of our reinsurers to pay reinsurance recoverables owed to us; other legislative and regulatory developments, including those related to business practices in the insurance industry; credit risk related to our policyholders, independent agents and brokers; changes in the ratings assigned to us or our insurance company subsidiaries by rating agencies; the availability of dividends from our insurance company subsidiaries; cyber security breaches of our information technology systems and the information technology systems of our vendors and other third parties, or related processes and systems; the effectiveness of our controls to ensure compliance with guidelines, policies and legal and regulatory standards; and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties could cause our actual results for the year 2024 and beyond to differ materially from those expressed in any forward-looking statement we make. Any projections of growth in our revenues would not necessarily result in commensurate levels of earnings. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

# # #

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Consolidated Financial Summary
(Amounts in thousands, except per share data)

	Second Quarter		Six Months
	2024	2023	2024	2023
Revenues:
Net premiums written	$3,126,779	$2,811,515	$5,978,070	$5,386,339
Change in unearned premiums	(280,364)	(258,788)	(367,308)	(342,180)
Net premiums earned	2,846,415	2,552,727	5,610,762	5,044,159
Net investment income	372,129	245,152	691,967	468,551
Net investment (losses) gains:
Net realized and unrealized (losses) gains on investments	(60,306)	68,647	(48,803)	91,258
Change in allowance for credit losses on investments	1,794	(9,993)	16,070	(9,594)
Net investment (losses) gains	(58,512)	58,654	(32,733)	81,664
Revenues from non-insurance businesses	125,705	113,910	246,696	238,110
Insurance service fees	27,597	25,471	52,917	58,328
Other income	698	—	1,196	106
Total Revenues	3,314,032	2,995,914	6,570,805	5,890,918
Expenses:
Loss and loss expenses	1,780,596	1,569,654	3,444,374	3,108,409
Other operating costs and expenses	892,935	823,682	1,761,524	1,649,255
Expenses from non-insurance businesses	121,120	113,538	239,727	236,306
Interest expense	31,708	31,856	63,436	63,692
Total expenses	2,826,359	2,538,730	5,509,061	5,057,662
Income before income tax	487,673	457,184	1,061,744	833,256
Income tax expense	(115,788)	(101,460)	(247,824)	(181,803)
Net Income before noncontrolling interests	371,885	355,724	813,920	651,453
Noncontrolling interest	24	584	460	(1,019)
Net income to common stockholders	$371,909	$356,308	$814,380	$650,434

Net income per share (1):
Basic	$0.93	$0.88	$2.03	$1.59
Diluted	$0.92	$0.87	$2.01	$1.58

Average shares outstanding (1) (2):
Basic	400,273	406,296	401,295	409,364
Diluted	403,737	409,643	404,679	412,819

(1)The 2024 per share amounts have been adjusted to reflect the 3-for-2 common stock split effected on July 10, 2024, and the 2023 per share amounts were restated for comparative purposes to reflect such common stock split.
(2)Basic shares outstanding consist of the weighted average number of common shares outstanding during the period (including shares held in a grantor trust). Diluted shares outstanding consist of the weighted average number of basic and common equivalent shares outstanding during the period.

W. R. Berkley Corporation        6
Business Segment Operating Results
(Amounts in thousands, except ratios) (1) (2)

	Second Quarter		Six Months
	2024	2023	2024	2023
Insurance:
Gross premiums written	$3,360,850	$2,994,059	$6,281,900	$5,620,406
Net premiums written	2,810,448	2,505,856	5,256,163	4,691,277
Net premiums earned	2,484,569	2,215,186	4,883,338	4,358,110
Pre-tax income	490,053	386,350	968,202	738,977
Loss ratio	64.0%	63.1%	62.9%	62.8%
Expense ratio	28.4%	27.8%	28.4%	28.3%
GAAP Combined ratio	92.4%	90.9%	91.3%	91.1%

Reinsurance & Monoline Excess:
Gross premiums written	$356,922	$342,714	$798,628	$765,685
Net premiums written	316,331	305,659	721,907	695,062
Net premiums earned	361,846	337,541	727,424	686,049
Pre-tax income	124,449	105,420	252,074	206,704
Loss ratio	52.8%	51.2%	51.3%	53.9%
Expense ratio	29.0%	30.1%	29.4%	30.1%
GAAP Combined ratio	81.8%	81.3%	80.7%	84.0%

Corporate and Eliminations:
Net investment (losses) gains	$(58,512)	$58,654	$(32,733)	$81,664
Interest expense	(31,708)	(31,856)	(63,436)	(63,692)
Other expenses	(36,609)	(61,384)	(62,363)	(130,397)
Pre-tax loss	(126,829)	(34,586)	(158,532)	(112,425)

Consolidated:
Gross premiums written	$3,717,772	$3,336,773	$7,080,528	$6,386,091
Net premiums written	3,126,779	2,811,515	5,978,070	5,386,339
Net premiums earned	2,846,415	2,552,727	5,610,762	5,044,159
Pre-tax income	487,673	457,184	1,061,744	833,256
Loss ratio	62.6%	61.5%	61.4%	61.6%
Expense ratio	28.5%	28.1%	28.6%	28.5%
GAAP Combined ratio	91.1%	89.6%	90.0%	90.1%

(1)Loss ratio is losses and loss expenses incurred expressed as a percentage of premiums earned. Expense ratio is underwriting expenses expressed as a percentage of premiums earned. GAAP combined ratio is the sum of the loss ratio and the expense ratio.
(2)Commencing with the first quarter of 2024, the Company reclassified a program management business from the Insurance segment to the Reinsurance & Monoline Excess segment. The reclassified business is a program management business offering support on a nationwide basis for commercial casualty and property program administrators. Reclassifications have been made to the Company's 2023 financial information to conform with this presentation.

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Supplemental Information
(Amounts in thousands)

	Second Quarter		Six Months
	2024	2023	2024	2023
Net premiums written:
Other liability	$1,131,676	$987,687	$2,147,291	$1,888,978
Short-tail lines (1)	643,101	558,123	1,175,442	984,777
Auto	408,178	352,584	756,760	646,442
Workers' compensation	332,432	325,170	637,064	635,154
Professional liability	295,061	282,292	539,606	535,926
Total Insurance	2,810,448	2,505,856	5,256,163	4,691,277
Casualty (2)	188,117	189,970	378,136	401,261
Property (2)	102,158	90,585	200,820	164,179
Monoline excess	26,056	25,104	142,951	129,622
Total Reinsurance & Monoline Excess	316,331	305,659	721,907	695,062
Total	$3,126,779	$2,811,515	$5,978,070	$5,386,339

Current accident year losses from catastrophes:
Insurance	$86,632	$48,007	$114,082	$93,249
Reinsurance & Monoline Excess	3,047	5,540	6,103	8,167
Total	$89,679	$53,547	$120,185	$101,416

Net Investment income:
Core portfolio (3)	$329,971	$229,302	$661,147	$432,265
Investment funds	25,476	(1,187)	(3,873)	993
Arbitrage trading account	16,682	17,037	34,693	35,293
Total	$372,129	$245,152	$691,967	$468,551

Net realized and unrealized (losses) gains on investments:
Net realized gains (losses) on investments	$6,411	$47,387	$(7,898)	$26,594
Change in unrealized (losses) gains on equity securities	(66,717)	21,260	(40,905)	64,664
Total	$(60,306)	$68,647	$(48,803)	$91,258

Other operating costs and expenses:
Policy acquisition and insurance operating expenses	$811,997	$718,234	$1,603,529	$1,436,510
Insurance service expenses	23,084	23,931	44,523	49,111
Net foreign currency (gains) losses	(10,118)	11,226	(23,295)	20,721
Other costs and expenses	67,972	70,291	136,767	142,913
Total	$892,935	$823,682	$1,761,524	$1,649,255

Cash flow from operations	$881,330	$708,745	$1,627,565	$1,154,069

Reconciliation of net income to operating income:
Net income	$371,909	$356,308	$814,380	$650,434
Pre-tax investment losses (gains), net of related expenses	58,631	(57,862)	32,733	(81,250)
Income tax (benefit) expense	(12,426)	12,416	(5,769)	17,347
Operating income after-tax (4)	$418,114	$310,862	$841,344	$586,531
(1)Short-tail lines include commercial multi-peril (non-liability), inland marine, accident and health, fidelity and surety, boiler and machinery, high net worth homeowners and other lines.
(2)Includes reinsurance casualty and property and certain program management business.
(3)Core portfolio includes fixed maturity securities, equity securities, cash and cash equivalents, real estate and loans receivable.
(4)Operating income is a non-GAAP financial measure defined by the Company as net income excluding after-tax net investment gains (losses). Net investment gains (losses) are computed net of related expenses, including performance-based compensatory costs associated with realized investment gains. Management believes this measurement provides a useful indicator of trends in the Company’s underlying operations.

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Selected Balance Sheet Information
(Amounts in thousands, except per share data)

	June 30, 2024	December 31, 2023

Net invested assets (1)	$28,011,519	$26,973,703
Total assets	38,909,919	37,111,830
Reserves for losses and loss expenses	19,567,190	18,739,652
Senior notes and other debt	1,828,422	1,827,951
Subordinated debentures	1,009,449	1,009,090
Common stockholders' equity (2)	7,773,782	7,455,431
Common stock outstanding (3) (4)	380,647	384,817
Book value per share (4) (5)	20.42	19.37
Tangible book value per share (4) (5)	19.78	18.72

(1)Net invested assets include investments, cash and cash equivalents, trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases, net of related liabilities.
(2)As of June 30, 2024, reflected in common stockholders' equity are after-tax unrealized investment losses of $670 million and unrealized currency translation losses of $364 million. As of December 31, 2023, reflected in common stockholders' equity are after-tax unrealized investment losses of $586 million and unrealized currency translation losses of $340 million.
(3)During the six months ended and three months ended June 30, 2024, the Company repurchased 4,298,510 shares of its common stock for $223.8 million. The number of shares of common stock outstanding excludes shares held in a grantor trust.
(4)The 2024 per share amounts have been adjusted to reflect the 3-for-2 common stock split effected on July 10, 2024, and the 2023 per share amounts were restated for comparative purposes to reflect such common stock split.
(5)Book value per share is total common stockholders’ equity divided by the number of common shares outstanding. Tangible book value per share is total common stockholders’ equity excluding the after-tax value of goodwill and other intangible assets divided by the number of common shares outstanding.

W. R. Berkley Corporation        9
Investment Portfolio
June 30, 2024
(Amounts in thousands, except percentages)

	Carrying Value	Percent of Total
Fixed maturity securities:
United States government and government agencies	$1,822,376	6.5%
State and municipal:
Special revenue	1,508,209	5.4%
State general obligation	443,673	1.6%
Local general obligation	379,024	1.4%
Corporate backed	161,332	0.6%
Pre-refunded	87,978	0.3%
Total state and municipal	2,580,216	9.3%
Mortgage-backed securities:
Agency	1,855,209	6.6%
Commercial	558,051	2.0%
Residential - Prime	179,841	0.6%
Residential - Alt A	2,508	0.0%
Total mortgage-backed securities	2,595,609	9.2%
Asset-backed securities	4,014,446	14.3%
Corporate:
Industrial	3,893,745	13.9%
Financial	3,196,583	11.4%
Utilities	711,967	2.5%
Other	610,125	2.2%
Total corporate	8,412,420	30.0%
Foreign government	1,657,609	5.9%
Total fixed maturity securities (1)	21,082,676	75.2%
Equity securities available for sale:
Common stocks	696,555	2.5%
Preferred stocks	381,537	1.4%
Total equity securities available for sale	1,078,092	3.9%
Investment funds	1,589,119	5.7%
Cash and cash equivalents (2)	1,411,140	5.0%
Real estate	1,279,306	4.6%
Arbitrage trading account	1,221,861	4.4%
Loans receivable	349,325	1.2%
Net invested assets	$28,011,519	100.0%

(1)Total fixed maturity securities had an average rating of AA- and an average duration of 2.5 years, including cash and cash equivalents.
(2)Cash and cash equivalents includes trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases.